EXHIBIT 32.1

CERTIFICATION PURSUANT TO
 18 U.S.C. {section} 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific Land and Coffee Corporation (the "Company") on Form 10-K for the period ending March  31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tyrus C. Young, Chief Financial  Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 22, 2010 By /s/ Tyrus C. Young ----------------------------- Tyrus C. Young Chief Financial Officer (Principal Financial Officer)